                                                                EXHIBIT 10.13(h)

                                                                   HATTIESBURG-A

                             200,000 SUBSCRIBED IN
                                    PHASE I.

                                  FIRM STANDBY

                              GAS STORAGE CONTRACT

                                 BY AND BETWEEN

                    HATTIESBURG INDUSTRIAL GAS SALES COMPANY

                                       AND

                         MISSISSIPPI VALLEY GAS COMPANY

                                    EFFECTIVE

                                FEBRUARY 21, 1990

                                     PART A*

* This Contract for 200,000 MQS ("Part A") is issued, together with a second contract for 100,000 MQS ("Part B"), in replacement of the original Firm Standby Gas Storage Contract for 300,000 MQS dated February 21, 1990.

                                TABLE OF CONTENTS

                                                 FIRM STANDBY GAS STORAGE CONTRACT
I.       ACQUISITION AND CONSTRUCTION  ..................................................................         2

II.      GAS TO BE STORED AND DELIVERED..................................................................         4

III.     SCHEDULING......................................................................................         6

IV.      POINT(S) OF DELIVERY AND REDELIVERY ............................................................         8

V.       TERM............................................................................................         8

VI.      RATES...........................................................................................         9

VII.     NOTICES.........................................................................................        13

VIII.    GENERAL TERMS AND CONDITIONS....................................................................        15

IX.      ADDITIONAL STORAGE OPTION.......................................................................        15

X.       MISCELLANEOUS...................................................................................        16

                                                             Exhibit "A"
                                                    General Terms and Conditions

I.       DEFINITIONS.....................................................................................         1

II.      QUALITY.........................................................................................         3

III.     PRESSURE .......................................................................................         4

IV.      TITLE AND RISK OF LOSS..........................................................................         4

V.       MEASUREMENT.....................................................................................         6

VI.      BILLINGS AND PAYMENTS...........................................................................         9

VII.     TAXES..........................................................................................         10

VIII.    REGULATORY BODIES...............................................................................        13

IX.      FORCE MAJEURE...................................................................................        14

X.       DEFAULT AND TERMINATION.........................................................................        16

                                                             Exhibit "B"
                                                 Point(s) of Delivery and Redelivery

                              GAS STORAGE CONTRACT

         THIS GAS STORAGE CONTRACT (hereinafter referred to as the "Contract") is made effective as of the 21st day of February, 1990, by and between HATTIESBURG INDUSTRIAL GAS SALES COMPANY, a Delaware corporation, (f/k/a Endevco Industrial Gas Sales Company) (herein referred to as "Company"), operator of the Storage Facilities (as defined below) and managing general partner of the Hattiesburg Gas Storage Company, the owner of the said Storage Facilities, and MISSISSIPPI VALLEY GAS COMPANY, a Mississippi corporation (herein referred to as "Customer").

                              W I T N E S S E T H:

         WHEREAS, Company and Customer are parties to a "Precedent Agreement" dated October 13, 1989, wherein Company and Customer agreed, upon the satisfaction of certain conditions, to enter into this Contract; and

         WHEREAS, the conditions in the Precedent Agreement have been satisfied or waived; and

         WHEREAS, subject to the terms hereof, Company will acquire certain caverns located near Petal, Mississippi and develop such caverns into underground natural gas storage facilities (hereinafter referred to as the "Storage Facilities") initially having a usable storage capacity of approximately two billion cubic feet ("Phase I"), and which may, at Company's discretion, subsequently be expanded to a capacity of approximately five billion cubic feet of usable storage capacity ("Phase II"); and

         WHEREAS, Company will install and construct all facilities necessary to connect the Storage Facilities with the Point(s) of Delivery and Point(s) of Redelivery herein specified; and

         WHEREAS, Customer desires that Company receive, on a firm basis, at the Points of Delivery herein specified, certain quantities of gas from the pipeline facilities of Transcontinental Gas Pipe Line Corporation ("Transco") and/or Tennessee Gas Pipeline Company ("Tennessee") for the purpose of injecting and storing such gas for Customer or for its account in such Storage Facilities, and that Company redeliver such gas, on a firm basis, into the facilities of said pipeline companies, at the Points of Redelivery herein specified; and

         WHEREAS, Company desires to perform such services for Customer, all to be provided pursuant and subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by both parties hereto, Company and Customer hereby agree as follows:

                                    ARTICLE I

                          ACQUISITION AND CONSTRUCTION

         Within thirty (30) days after the execution hereof, Company shall endeavor to close its purchase of the Storage Facilities, on terms and conditions satisfactory to Company. Thereafter, Company shall commence the construction and development of the Storage Facilities and shall provide Customer written notice of the commencement of construction and the date upon which Company anticipates that such facilities will be operational. Upon completion of construction, including testing, as required by all applicable federal, state and/or applicable codes, and all other matters required for operation, Company shall provide Customer written notice that said facilities are fully operational and shall state in such notice a date upon which Company will be ready to receive gas for storage, which date shall be not less than thirty (30) days following such notice (such date to be hereinafter referred to as the "Commencement Date"). If the Commencement Date does not occur on or before December 1, 1990, or such later date as may be agreed upon, (subject to a day for day extension for delays caused by an event(s) of "force majeure" as herein defined and for each day after March 8, 1990 which expires prior to the date that Company receives executed Firm Storage Contracts covering at least 165,000 MMBtu of MDWQ, as herein defined), for any reason, including, without limitation, Company's inability to close its purchase of the Storage Facilities on terms acceptable to Company, then either party shall have the right to terminate this Contract, without further liability or obligation to the other party hereunder, by providing the other party thirty (30) days prior written notice. Notwithstanding the foregoing, in the event that Customer gives notice of termination in accordance with the above and, thereafter, Company provides written notice to Customer stating a Commencement Date which will occur prior to the expiration of such thirty (30) day period, then, Customer's notice of termination shall be void and of no further force or effect and this Contract shall continue in accordance with its terms, unless Company is unable to commence service on the Commencement Date stated in its notice.

                                   ARTICLE II

                         GAS TO BE STORED AND DELIVERED

         2.1 Subject to the terms and provisions of this Contract, Company agrees to reserve for service to Customer a portion of the Storage Facilities. The capacities so reserved for Customer shall be sufficient to enable Customer to inject gas into, withdraw gas from, and store gas in the Storage Facilities, in quantities up to the maximum quantities set forth below:

         (i) a maximum daily withdrawal quantity ("MDWQ") of 20,000 MMBtu per day;

         (ii) a maximum daily injection quantity ("MDIQ") of 10,000 MMBtu per day;

         (iii) a maximum capacity in the Storage Facilities ("MQS") equal to 200,000 MMBtu.

         2.2 Customer shall tender or cause to be tendered to Company at the Point(s) of Delivery any gas which Customer desires to have injected into storage hereunder. Customer shall also receive or cause to be received gas requested to be withdrawn from storage at the Point(s) of Redelivery upon tender for redelivery by Company.

         2.3 Subject to the operating conditions of the pipelines delivering or receiving gas for Customer's account, Company shall receive gas for injection from Customer at the Point(s) of Delivery and redeliver gas to Customer at the Point(s) of Redelivery as scheduled by Customer from time to time; provided that Company shall not be obligated to receive for injection any quantity of gas if the injection of the same would cause the quantity of gas stored in the Storage Facilities for Customer's account ("Customer's Gas Storage Inventory") to exceed Customer's MQS as stated above; nor shall Company be obligated at any time to deliver more gas to Customer than Customer has in its then-current Customer's Gas Storage Inventory.

         2.4 Company shall not be obligated to receive, at any Point of Delivery for injection, or to redeliver, at any Point of Redelivery, any quantity of gas when the quantity of gas tendered for delivery to Company or requested by Customer to be redelivered, together with all other volumes of gas tendered for delivery to Company at any such Point of Delivery, or requested for redelivery at such Point of Redelivery, is less than 5,000 MMBtu per day in the aggregate.

         2.5 In addition to the maximum daily rates of injection and withdrawal as specified above in Section 2.1, Company shall use its best efforts to accommodate requests of Customer to inject or withdraw gas at greater rates of flow and, at such Point(s) of Delivery or Point(s) or Redelivery in addition to those specified on Exhibit "B" annexed hereto, at such times as such additional capacities are not required for service to other firm, standby storage customers. Any such additional services shall be provided at the rates stated in Section 6.1(c) and 6.1(d), as may be amended by Section 6.1(e), only as capacities are available and on a prorata basis to other firm, standby storage customers, without obligation or liability for interruption by Company as to any withdrawals or injections in excess of the maximums reserved for Customer. Additional withdrawals and/or injections will be made only to the extent that Customer has gas in storage to be withdrawn, or unfilled capacity in the Storage Facilities reserved as part of Customer's MQS as stated herein.

                                   ARTICLE III

                                   SCHEDULING

         3.1 At any time during any day when Customer desires Company to receive and inject gas into, or to withdraw and deliver gas from, the Storage Facilities, Customer shall give verbal notice in accordance with Section 3.2 of this Article to Company's dispatcher, specifying the quantity of gas to be injected or withdrawn and the appropriate Points of Delivery or Points of Redelivery, as applicable. Customer shall make available and tender any gas to be injected hereunder and receive and accept delivery, upon tender by Company, any gas requested to be withdrawn from storage. The quantity of gas stored in the Storage Facilities for the account of Customer shall be increased or decreased upon injection or withdrawal of gas from storage, as applicable. Customer shall not (unless otherwise agreed by Company), on an hourly basis, tender for injection nor shall Company be obligated to receive gas for injection or to withdraw and deliver gas from storage, at rates of flow in excess of 1/24 of Customer's MDIQ or MDWQ, respectively.

         3.2 Customer shall notify Company at least eight (8) hours in advance of any requested change in the daily or hourly rate of flow for injections or withdrawals of gas hereunder. Company may waive any part of the eight (8) hour notice upon request if, in Company's reasonable judgement, operating conditions permit such waiver. Customer shall notify Company immediately of any circumstance which causes or will cause the deliveries to or receipts from Company to be different from those requested. Notices provided in this Article may be verbal, followed by a written confirmation delivered via telecopy, overnight mail, first class U.S. mail, or hand-delivery when such written confirmation is requested by either party. Customer shall provide notice of any changes in deliveries to or receipts from Company to all applicable transporting pipelines and shall be responsible for, and shall indemnify and hold Company harmless from, any and all liabilities and expenses resulting from Customer's failure to notify all applicable transporting pipelines of any such changes.

         3.3 In the event that an imbalance occurs on the pipeline to or from which such gas is delivered or received, which imbalance results from Company's failure to tender the quantities of gas scheduled for delivery from storage, or accept delivery of the quantities of gas scheduled for injection into storage and tendered for delivery by Customer, all in accordance with and subject to this Contract, Company shall reimburse Customer for any imbalance penalty due and rightfully owing to the pipeline receiving or delivering the gas at such Point(s) of Delivery or Point(s) of Redelivery, which was caused by Company's failure to accept or deliver gas. In the event that Company is unable to receive or deliver gas as required by this Contract and in accordance with the request of Customer as provided above, Company shall notify

Customer as soon as practicable following any failure to receive or tender such gas and, Customer shall, as soon as practicable following receipt of such notice, notify and change nominations and scheduling with all pipelines and other parties delivering or receiving gas to be delivered to or withdrawn from storage for Customer and be reasonably diligent in taking such further actions to prevent or minimize any imbalances from occurring. Customer and Company will diligently work to correct any imbalance so caused prior to the end of the applicable balancing period.

                                   ARTICLE IV

                       POINT(S) OF DELIVERY AND REDELIVERY

         4.1 The Point(s) of Delivery for all gas to be tendered by Customer to Company for injection into the Storage Facilities shall be as specified on Exhibit "B" attached hereto, and the maximum daily quantity of gas which Company is obligated to receive from Customer at each individual Point of Delivery shall not exceed the maximum stated thereon.

         4.2 The Point(s) of Redelivery for all gas to be tendered by Company to Customer for redelivery pursuant to the terms hereof shall be as specified on Exhibit "B", attached hereto, and the maximum quantities of gas which Company is obligated to redeliver to Customer at each such Point of Redelivery shall not exceed the maximum stated thereon.

                                    ARTICLE V

                                      TERM

         5.1 This Contract shall be effective as of the date set forth at the outset hereof and shall continue in full force and effect for a primary term of fifteen (15) years following the Commencement Date, as defined in Article I hereof, and year to year thereafter unless and until terminated effective at the end of such fifteenth (15th) year or any year thereafter by either party upon not less than thirty-six (36) months prior written notice.

         5.2 Upon expiration hereof, Company agrees that in the event that gas storage services are still being provided in the Storage Facilities by Company, or any assignee of Company as provided for herein, to other customers, then, Customer shall have the right and option to continue to receive storage services from Company, or such assignee of Company, pursuant to terms and conditions, and for rates and charges substantially similar to those being offered to said other customers by Company, or such assignee of Company, at the time of such expiration.

                                   ARTICLE VI

                                      RATES

         6.1 During the first ten (10) years following the Commencement Date, Customer shall pay to Company each month the following charges:

                  6.1(a)   A storage charge ("D(1)") of twenty and one-half
         cents ($0.205) multiplied by Customer's MQS amount specified in this Agreement; plus

                  6.1(b)   A deliverability charge ("D(2)") of fifty-eight cents
         ($0.58) multiplied by Customer's MDWQ amount; plus

                  6.1(c)   One cent ($0.01) for each MMBtu of gas received by
         Company for injection into storage hereunder and one cent

         ($0.01) for each MMBtu of gas redelivered by Company to Customer hereunder; plus

                  6.1(d)   Customer's pro-rata share of the cost of gas consumed
         in the operation of the Storage Facilities, such to be pro rated among all Customers based upon the quantities of gas injected and withdrawn by each Customer during each month. It is presently estimated that the total cost of gas to be consumed in the injection and withdrawal of gas into and from the Storage Facilities will initially total approximately three cents ($0.03) per MMBtu, in the aggregate; however, the parties agree that this cost may change from time to time and Customer shall continue to bear its pro rata share of such cost. Company shall endeavor to operate the Storage Facilities in an efficient manner so as to limit the gas consumed to that quantity reasonably required. Each month, Company shall provide Customer a statement showing its prorata share of such quantity and the cost of the gas consumed in the operation of Storage Facilities, along with the necessary supporting workpapers showing the total quantity and cost of gas so consumed and the proration calculations. Customer shall have the option, exercisable upon thirty (30) days prior written notice at any time during the term hereof, to thereafter (during the term hereof) supply its pro-rata share of gas consumed, as opposed to reimbursing Company in accordance herewith. In the event that Customer elects to provide its pro-rata share of the fuel used hereunder, then, following such election, Company shall establish and maintain an account (the "Fuel Account") with Customer. Initially, one and one-half percent (1 1/2%) of all gas delivered to Company at the Points of Delivery hereunder shall be retained by Company and credited to the Fuel Account. Customer shall not pay any injection, withdrawal or storage fee as to any volumes retained by Company. At the close of each month, Company shall debit the Fuel Account with Customer's pro-rata share of the fuel gas. From time to time during the term hereof, Company shall have the right, upon providing Customer ten (10) days' prior written notice, to adjust the quantity of gas to be retained by Company and credited to the Fuel Account in order to reflect actual quantities of gas consumed in the operation of the Storage Facilities and, to cause the Fuel Account to be as near to zero as is practicable on a monthly basis. Within thirty (30) days following the termination hereof, Company shall deliver gas to Customer, or Customer shall deliver gas to Company, as is necessary to cause the Fuel Account to equal zero. Company shall report the status of the Fuel Account as of the end of the previous month with each monthly statement. Customer shall have the right to deliver to Company the maximum capacities set forth in Section 2.1(iii) in addition to the gas delivered by Customer for credit to the Fuel Account.

                  6.1(e)   The fees payable for each MMBtu of gas delivered to
         Company for injection and for each MMBtu of gas redelivered to Customer hereunder, as provided for in section 6.1(c), shall be subject to adjustment, upon application to and approval by the appropriate regulatory commission, to reflect increases or decreases in the cost of maintenance, supplies and other variable expenses incurred by Company in performing the services hereunder. Customer shall have the right to contest any increase sought hereunder before the appropriate regulatory commission. No such adjusted fee shall exceed, however: (i) the fee herein provided; multiplied by (ii) the sum of one (1) plus the percentage change in the Gross National Product Implicit Price Deflator (the "Index") for the December of the then-current calendar year as compared to such Index for December, 1990.

         6.2 Notwithstanding the above, in the event that Company elects to expand the Storage Facilities as referenced in section 9.1, the rates and charges payable hereunder during the remaining portion of the initial ten (10) years hereof shall be redetermined such that the sum of: (a) the D(1) storage charge, as provided in section 6.1(a); and (b) the D(2) deliverability charge, as provided in section 6.1(b); will be reduced such that the total reservation charges payable hereunder during each month shall not exceed eighty percent (80%) of the total reservation charges payable hereunder prior to such expansion and rate redetermination.

         6.3 The charges payable hereunder for the remainder of the term hereof following the tenth (10th) year (after the Commencement Date) may be redetermined by the appropriate regulatory body in accordance with this section
6.3. Company shall have the right, upon its election, or shall be obligated, upon request of Customer, to submit cost-of-service information to the appropriate regulatory authority for a review of the rates charged hereunder and to request a determination by such regulatory authority of a rate for the remaining term hereof. Customer shall have the right to take part in such proceedings and to contest the proposed rates to the full extent allowed. Company shall provide Customer not less than thirty (30) days prior written notice of Company's intent to file for a new rate as herein provided. In the event that the rates resulting from such redetermination are in excess of one hundred and ten percent (110%) of the rates specified in Section 6.1, then Customer shall have the right to terminate this Contract upon sixty (60) days' prior written notice; provided, however, that during such sixty (60) day period following the receipt of Customer's notice, Company shall have the option, without obligation, to agree to charge Customer rates which do not exceed one hundred and ten percent (110%) of the rates set forth in Section 6.1 and, in such event, this Contract shall continue for the remaining term. Company shall provide Customer written notice of any such election before the expiration of said sixty (60) day period and, shall therein specify the rate to be charged hereunder.

                                   ARTICLE VII

                                     NOTICES

         7.1 Whenever any notice, request, demand, statement or payment is required or permitted to be given under any provision of this Contract, unless expressly provided otherwise, such shall be in writing, signed by or on behalf of the person giving the same, and shall be deemed to have been given and received upon the actual receipt (including the receipt of a telecopy or facsimile of such notice) at the address of the parties as follows:

         Company;

         For Notices:      Hattiesburg Industrial Gas Sales Company
                           5950 Berkshire Lane
                           Suite 1400, L.B. 17
                           Dallas, Texas 75225

         Payments
         (Wire Transfer):  Union Bank of California -- Los Angeles
                           ABA # 122000496
                           For Account of Hattiesburg Gas Storage Company Acct No. 0880411845

         Customer:         Mississippi Valley Gas Company
                           711 W. Capital Street
                           Jackson, Mississippi 39203

         7.2 Operating communications made by telephone or other mutually agreeable means shall be confirmed in writing or by telecopy within two (2) days following same if requested by either party. To facilitate such operating communications on a daily basis, lists of names, telephone and telecopy numbers of appropriate operating personnel shall be exchanged by and between Company and Customer before commencement of service under this Contract. Such lists shall be updated from time to time if changed.

         7.3 The addresses of the parties may be revised upon written notice given in accordance herewith, designating in such writing the new address of the party so affected.

                                  ARTICLE VIII

                          GENERAL TERMS AND CONDITIONS

         The General Terms and Conditions attached hereto as Exhibit "A" are hereby incorporated herein and made a part of this Contract as if fully set forth herein. Any conflict or inconsistency, either in construction or interpretation, between the terms hereof and the General Terms and Conditions attached hereto shall be resolved in favor of the terms hereof.

                                   ARTICLE IX

                            ADDITIONAL STORAGE OPTION

         9.1 Company anticipates that it may elect to expand the Storage Facilities at some time following initial storage operations. In the event that Company so elects to expand the Storage Facilities, Company hereby grants Customer an option on a pro rata portion of any increased capacities (for storage, withdrawal or injection) developed by Company in the Storage Facilities. Such proportionate share shall equal (i) the total additional capacity (for storage, withdrawal or injection) developed by Company in such Storage Facilities multiplied by (ii) a fraction, the numerator of which shall equal Customer's rights to such capacity hereunder (MQS, MDWQ or MDIQ) and the denominator of which shall equal the total storage capacity (for storage, withdrawal or injection) of the Storage Facilities immediately preceding such increase in capacity. Customer shall exercise its option, if at all, in accordance with section 9.2 below.

         9.2 In the event that Company makes the determination to increase any capacity (for storage, withdrawal or injection) at the Storage Facilities, Company shall so notify Customer in writing. Such notice shall contain the terms and conditions upon which Company will contract with other parties for such capacity(ies), which terms shall be similar to those provided in this Contract. For ninety (90) days following receipt of such notice, Customer shall have the right, without obligation, to contract for additional storage rights in the Storage Facilities upon the terms and conditions offered by Company and reflected in the notice or such other terms as may be agreed to by Customer and Company. Should Customer elect to contract for such additional rights, and provide Company with written notice of such election within such ninety (90) day period, Company shall provide Customer with formal contracts for execution. The failure of Customer to provide written notice to Company of its election to contract for such additional capacity rights within such ninety (90) day period, or the failure of Customer, following such election, to execute and return to Company the contract provided to Customer within thirty (30) days following Customer's receipt of same, shall be deemed a waiver of Customer's option on such capacity(ies).

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Headings. The subject headings of the articles and sections of this Contract are intended for the sole purpose of convenient reference and are not intended, nor shall the same be construed, to be a part of this Contract or considered in any interpretation hereof.

         10.2 Amendment. Neither this Contract nor any provisions hereof may ever be amended, changed, modified or supplemented except by an agreement in writing, duly executed by the party to be charged with the same.

         10.3 Waiver. No failure by either party to enforce the performance of any obligation of the other party under this Contract shall operate as a waiver of such obligation or default, or as a waiver of any other right or default, whether of a like or different character.

         10.4 Choice of Law. As to all matters of construction and interpretation, this Contract shall be interpreted, construed and governed by the laws of the State of Texas.

         10.5 Succession. Either party may assign its rights, titles or interests hereunder to any individual, bank, trustee, company or corporation as security for any note, notes, bonds or other obligations or securities of such assignor, but not otherwise, without the written consent of the other party hereto, which consent shall not be unreasonably withheld. No assignment provided for hereunder shall in any way operate to enlarge, alter or change any obligation of the other party hereto nor shall the assignee be relieved of its obligations hereunder without the express written consent of the non-assigning party.

         10.6 Right of Examination. Both Company and Customer shall have the right to examine, at any reasonable time, the books, records, charts and any operating data of the other to the extent reasonably necessary to verify the accuracy of any statement, chart or computation made under or pursuant to the provisions of this Contract. All books, records and charts related to any statement, charge or computation made hereunder shall be retained and available for review or inspection for a period of two years.

         10.7 Entire Agreement. This Contract contains the entire agreement and understanding of the parties hereto and there are no agreements, understandings or representations, either oral or in writing, except as set forth herein. That certain Precedent Agreement, between Customer and Company, is hereby expressly superseded and terminated by the execution hereof.

         10.8 Authority. Company and Customer each hereby represents and warrants that it has the full right, power and authority to enter into this Contract, and that this Contract will not violate the provisions of any other contract or agreement to which it is a party.

         10.9 Reissuance of Original Contract. This Contract ("Part A"), and another Gas Storage Contract of even date herewith specifying a MQS of 100,000 ("Part B"), are issued in replacement of that certain Firm Standby Gas Storage Contract between Customer and Company dated February 21, 1990. The replacement of the former contract is effected for administrative purposes only, and shall be interpreted and construed for all purposes as merely a continuation of the original contract.

         IN WITNESS WHEREOF, the parties have executed this Contract in one or more copies or counterparts, each of which shall constitute and be an original of this Contract effective between the parties effective as of the date first-above written.

                                    COMPANY:

ATTEST:

                                    HATTIESBURG INDUSTRIAL GAS SALES
                                    COMPANY

-s- [ILLEGIBLE]                     By: -s- [ILLEGIBLE]
----------------------------            --------------------------------------
                                    Its:    President


ATTEST:

                                    CUSTOMER:

                                    MISSISSIPPI VALLEY GAS COMPANY

-s- [ILLEGIBLE]                     By: -s- WARREN K. ROGERS
----------------------------            --------------------------------------
                                    Its:    Senior Vice President

                                   EXHIBIT "A"
                         TO GAS STORAGE CONTRACT BETWEEN
                    HATTIESBURG INDUSTRIAL GAS SALES COMPANY
                       AND MISSISSIPPI VALLEY GAS COMPANY
                           EFFECTIVE FEBRUARY 21, 1990

                          GENERAL TERMS AND CONDITIONS

         These General Terms and Conditions ("General Terms") are attached to and incorporated into the above-referenced GAS STORAGE CONTRACT between HATTIESBURG INDUSTRIAL GAS SALES COMPANY (herein referred to as "Company") and MISSISSIPPI VALLEY GAS COMPANY, a Mississippi corporation (herein referred to as "Customer").

                                   ARTICLE I

                                  DEFINITIONS

         For the purposes of this Contract, unless expressly stated otherwise, the following definitions shall be applicable.

         1.1      The term "Btu" shall mean British Thermal Units.

         1.2 A "day" shall mean the twenty-four (24) hour period beginning at 7:00 a.m. Jackson, Mississippi time on each calendar day and ending at 7:00 a.m. Jackson, Mississippi time on the following calendar day.

         1.3 "Contract" shall mean the above-referenced Gas Storage Contract together with these General Terms and all other attachments hereto or thereto.

         1.4 The term "gas" shall mean natural gas in its natural state, produced from wells, including casinghead gas produced with crude oil, natural gas from gas wells and residue gas resulting from processing both casinghead gas and gas well gas.

General Terms - Page 1

         1.5 The term "Mcf" shall mean one thousand (1,000) cubic feet at a pressure of fifteen and twenty-five thousandths (15.025) psia and at a temperature of sixty degrees (60 degrees) Fahrenheit.

         1.6      The term "MMBtu" shall mean 1,000,000 Btu.

         1.7 A "month" shall mean that period of time beginning at 7:00 a.m. Jackson, Mississippi time on the first day of a calendar month and ending at 7:00 a.m. Jackson, Mississippi time on the first day of the following calendar month; provided, that, the first month hereunder shall commence on the first day of the calendar month in which the Commencement Date occurs, and the last month hereunder shall end on the date that this Contract terminates.

         1.8 "Point(s) of Delivery" shall mean the point or points, as identified on Exhibit "B" of the Contract, at which gas is received by Company for injection into storage.

         1.9 "Point(s) of Redelivery" shall mean the point or points, as identified on Exhibit "B" of the Contract, at which gas is tendered by Company to Customer for delivery from storage.

         1.10     The term "psia" shall mean pounds per square inch absolute.

         1.11     The term "psig" shall mean pounds per square inch gauge.

         1.12 "Storage Facilities" shall be as defined in the "WHEREAS" clauses of the Contract.

         1.13 The term "year" shall mean a period of twelve (12) consecutive months.

General Terms - Page 2

                                   ARTICLE II

                                    QUALITY

         The gas delivered by either party to the other hereunder shall meet the quality specifications of the transporting pipeline which receives or delivers such gas at the Point(s) of Delivery or Redelivery and shall, in addition, be of such quality that it shall meet the following specifications, if such standards are more stringent:

         a. Be commercially free of dust, gum, gum-forming constituents, gasoline, and other solid and/or liquid matter, including but not limited to water, gas treating chemicals and well completion fluids and debris, which may become separated from the gas during transportation thereof.

          b. Contain not more than one quarter (1/4) grain of hydrogen sulphide per one hundred (100) cubic feet, as determined by the cadmium sulfate quantitative test, nor more than nine (9) grains of total sulfur per one hundred (100) cubic feet.

          c. The gas delivered hereunder shall not contain more than two-tenths of one percent (0.2%) by volume of oxygen, and shall not contain more than two percent (2%) by volume of carbon dioxide; and shall not contain more than two percent (2%) by volume of nitrogen.

          d.      Have a heating value of not less than nine hundred eighty
                  (980) Btu's per cubic feet.

General Terms - Page 3

         e. Have a temperature of not more than one hundred twenty degrees Fahrenheit (120 degrees F), nor less than forty degrees Fahrenheit (40 degrees F).

         f. Have been dehydrated by any method other than the use of a calcium chloride as desiccant, for removal of entrained water in excess of seven (7) pounds of water per million (1,000,000) cubic feet of gas.

                                   ARTICLE III

                                    PRESSURE

         Company shall deliver gas to Customer from storage hereunder at pressures sufficient to enter the transporting pipeline's facilities at the Point(s) of Redelivery against the operating pressures maintained in such pipeline from time to time, provided that Company shall not be required to deliver gas at pressures in excess of 960 psig. Customer shall deliver gas to Company for injection at the Point(s) of Delivery at the pressures as may be available from time to time in the transporting pipeline's facilities at such points, but in no event shall such pressures be less than 550 psig or greater than Company's maximum allowable operating pressure.

                                   ARTICLE IV

                             TITLE AND RISK OF LOSS

         4.1 Title to the natural gas stored by Company and delivered to Customer hereunder shall, at all times, be in Customer and, except as provided in Section 4.2 Company makes no warranty of title whatsoever. Customer warrants for itself, its successors and

General Terms - Page 4
assigns, that it will have at the time of delivery of gas storage hereunder good title or valid right to deliver such stored hereunder. Customer warrants for itself, its successors and assigns, that the gas it delivers hereunder shall be free and clear of all liens, encumbrances, or claims whatsoever; and that it shall indemnify Company and save it harmless from all claims, actions, damages, costs and expenses arising directly or indirectly from or with respect to the title to gas tendered to Company hereunder.

         4.2 Company warrants that it shall neither cause nor allow any cloud or encumbrance of any nature to arise by, through or under Company with respect to Customer's title to any gas tendered to Company for storage, and agrees to redeliver such gas pursuant to this Contract free from all liens and adverse claims arising by, through or under Company, and that it will indemnify, defend, protect, and save Customer harmless from all claims, suits, actions, damages, costs and expenses arising directly or indirectly from the same.

         4.3 As between Customer and Company: Customer shall be in control and possession of the gas prior to delivery to Company for injection at the Point(s) of Delivery and after redelivery by Company to Customer at the Point(s) of Redelivery, and, shall indemnify, defend and hold Company harmless from any damage or injury caused thereby except for damages and injuries caused by the negligence of Company; and, Company shall be in control and possession of the gas after the receipt of the same for injection at the Point(s) of Delivery and until redelivery by Company to

General Terms - Page 5

Customer at the Point(s) of Redelivery, and, shall indemnify, defend and hold Customer harmless from any damage or injury caused thereby, except for damages and injuries caused by the negligence of Customer. The risk of loss for all gas injected into, stored in and withdrawn from the Storage Facilities shall be and remain with the party having control and possession of the gas as herein provided.

                                    ARTICLE V

                                   MEASUREMENT

         5.1 The unit of volume for measurement of gas delivered hereunder shall be one (1) cubic foot of gas at a base temperature of sixty degrees Fahrenheit (60 degrees F) and at an absolute pressure of fifteen and twenty-five thousandths (15.025) pounds per square inch. All fundamental constants, observations, records, and procedures involved in determining and/or verifying the quantity and other characteristics of gas delivered hereunder shall, unless otherwise specified herein, be in accordance with the standards prescribed in American Gas Association ("A.G.A.") Gas Measurement Committee Report No. 3, as now and from time to time amended or supplemented. All measurements of gas shall be determined by calculation into terms of such unit. All quantities given herein, unless expressly stated otherwise, are in terms of such unit. Notwithstanding the foregoing, it is agreed that, for all purposes, the Btu content of the gas received and delivered by Company hereunder shall be measured on an "as delivered" basis rather than a fully saturated or "wet" basis.

General Terms - Page 6

         5.2 Company, at its sole expense, shall install, maintain and operate, or cause to be installed, maintained and operated, the measurement facilities required hereunder. Said measurement facilities shall be so equipped with orifice meters, recording gauges, or other types of meters of standard make and design commonly acceptable in the industry, as to accomplish the accurate measurement of gas delivered hereunder. The changing of charts, calibrating and adjustment of meters shall be done by Company or its agent.

         5.3 The accuracy of Company's measuring equipment shall be verified by Company at least once in each thirty (30) day period. If either party desires a special test of any measuring equipment, it will promptly notify the other party and the parties shall then cooperate to secure a prompt verification of the accuracy of such equipment. The expenses of any such special test, if requested by Customer, shall be borne by Customer if the measuring equipment tested is found to be accurate within the limit of plus or minus two percent (2%) of error. For the purposes of measurement and meter calibration, the atmospheric pressure shall be assumed to be fourteen and seventy-three hundredths (14.73) pounds per square inch, irrespective of variations in natural atmospheric pressure from time to time. Company and Customer, upon request, shall have the right to be present at any test of any measuring equipment, including any check measuring equipment installed by Customer at its sole expense.

General Terms - Page 7

         5.4 If upon testing, the metering equipment is found to be inaccurate, in the aggregate, by two percent (2%) or more, either plus or minus, registration thereof and any payment based upon such registration shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half (1/2) of the time elapsed since the day of the last calibration, not exceeding, however, forty-five (45) days. Following any test, any metering equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately; however, if any inaccuracy is less than two percent (2%), all prior readings and measurements shall be deemed to be accurate and no adjustments to any prior reading shall be made. If, for any reason, any meter is registering inaccurately or is out of service or out of repair so that the quantity of gas delivered through such meter cannot be ascertained or computed from the readings thereof, the quantity of gas so delivered during such period shall be estimated and agreed upon by the parties hereto upon the basis of the best available data determined,

         a. by using the registration of any check measuring equipment, if installed and registering accurately or in the absence of (a);

         b. by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation, or in the absence of both (a) and (b);

General Terms - Page 8

         c. by estimating the quantity of gas deliveries by deliveries during preceding periods under similar conditions when the meter was registering accurately.

         5.5 The measurement hereunder shall be corrected for deviation from Boyle's Law at the pressure and temperature under which gas is delivered hereunder.

                                   ARTICLE VI

                              BILLINGS AND PAYMENTS

         6.1 On or before the first (1st) day of each month, Company shall render to Customer an invoice for the storage charge (D(1)) and the deliverability charge (D(2)) due hereunder for such month. Customer shall pay such invoiced amounts on or before the fifteenth (15th) day of the month for which such charges are due.

         6.2 On the tenth (10th) day of each month, Company shall render to Customer a statement for the preceding month properly identifying the applicable Point(s) of Delivery and Point(s) of Redelivery and showing the total quantity of gas received from and delivered to Customer hereunder, the amounts due pursuant to Sections 6.1(c) and 6.1(d) of the Gas Storage Contract therefor, the amount of Customer's gas in storage as of the close of such month, and information sufficient to explain and support any adjustments made by Company (in accordance with section 6.4 below) in determining the amount billed. Customer shall pay Company the full amount reflected on the statements rendered within fifteen (15) days of its receipt of same. If the fifteenth (15th) day shall fall upon a weekend or legal holiday, then such payment shall

General Terms - Page 9
be made on the first regular business day following such fifteenth (15th) day.

         6.3 In the event that Customer fails to pay any amounts when due, interest shall accrue on all unpaid amounts from the date due until paid at a rate of interest equal to the lesser of: (i) the rate of interest quoted as the "prime rate" of NCNB Texas National Bank -- Dallas, Texas to its largest and most credit-worthy commercial customers; or (ii) the highest legal rate of interest allowed by law.

         6.4 In the event an error is discovered in the amount billed in any statement rendered by Company, such error shall be adjusted within thirty
(30) days of the discovery of the error. In the event a dispute arises as to the amount payable in any statement rendered, Customer shall pay the amount shown payable to Company in the statement which is not in dispute. Any overcharges collected by Company pursuant to this section 6.4 shall be remitted to Customer, with interest, calculated as provided in section 6.3, from the date such overcharges are received by Company until repaid. Such payment shall not be deemed to be a waiver of the right by Customer to recoup any overpayment. All statements shall be considered final, and any and all objections thereto be deemed waived, unless made in writing within twenty-four (24) months of Customer's receipt thereof.

General Terms - Page 10

                                   ARTICLE VII

                                      TAXES

         7.1 Subject to the provisions of Section 7.3, Customer agrees to pay to Company, by way of reimbursement, within fifteen (15) days of receipt of an invoice for same (pro-rated among all customers), all new taxes enacted and levied or imposed upon Company after the Commencement Date and, any increases in existing taxes which may be made effective after the Commencement Date, which arise out of the gas storage services provided hereunder. In the event that any additional taxes or increases in taxes are imposed with respect to the storage of gas hereunder and, should Company elect not to challenge the same, then Customer shall be subrogated to Company's rights to challenge same.

         7.2 The term "taxes" as used herein, shall mean all taxes which are now in existence or which may in the future be levied upon Company, or its facilities or the storage of gas hereunder and arising out of the gas storage services to be provided hereunder including, but not limited to, street and alley rental tax, licenses, fees and any other taxes, charges or fees of any kind levied, assessed or made by any governmental authority on the act, right or privilege of transporting, handling or delivering gas or using Company's Storage Facilities, which is measured by the volume, heating value, value of the gas, or any fee in respect to the gas or the storage,transportation or other handling thereof (excluding, however, real property, ad valorem, capital stock, income or excess profit taxes, or general franchise taxes imposed

General Terms - Page 11
on corporations on account of their corporate existence or on their right to do business within the state as a foreign corporation and similar taxes).

         7.3 Customer shall not be obligated to reimburse Company pursuant to Section 7.1 in any year in an amount in excess of five percent (5%) of the cumulative total of the monthly demand charges paid by Customer to Company in such year. In the event that the total of the increases in taxes and additional taxes exceed such five percent (5%) amount, then Company shall have the option of paying the same or of seeking a determination from the appropriate regulatory agency that such additional taxes or increases in taxes are prudent and appropriate for inclusion in Company's rates. Subject to the following provisions, in the event that such regulatory agency determines that such additional and increased taxes including, without limitation, those in excess of said five percent (5%) amount, are appropriate for inclusion, Customer shall have the option of either paying such approved rate increases or terminating this Contract, upon providing Company sixty days' prior written notice; provided, however, that upon receipt of Customer's notice of termination, Company shall have the option, without obligation, to charge Customer an increased amount which does not exceed such five percent (5%) amount and, in such event, Customer's notice of termination shall be of no force or effect and this Contract shall continue in accordance with its terms. Company shall provide Customer written notice of any such election within such sixty (60) day period. Customer shall be given notice and

General Terms - Page 12
shall have the right to participate in such rate determination and oppose the appropriateness of including the additional or increased taxes in Company's rates.

                                  ARTICLE VIII

                                REGULATORY BODIES

         This Contract is subject to all present and future valid laws and lawful orders of all regulatory bodies now or hereafter having jurisdiction of either or both the parties; and should either of the parties, by force of any such law or regulation imposed at any time during the term of this Contract, be rendered unable, wholly or in part, to carry out its obligations under this Contract, other than Customer's obligation to make payments due hereunder then, this Contract shall continue nevertheless and shall then be deemed modified to conform with the requirements of such law or regulation. Notwithstanding the above, this Contract shall not be deemed to be so modified if such law or regulation substantially and materially prohibits Company from providing services to Customer hereunder substantially in accordance with the terms set forth in this Contract and, in such event, Company and Customer shall negotiate in good faith to amend the terms of this Contract such that such law or regulation may be complied with and both Company and Customer will continue to receive the rights and benefits herein provided. This Contract is expressly made subject to any and all tariff and other filings made by Company and approved by any federal or state regulatory body provided, that Company will not, without Customer's consent, seek to alter the

General Terms - Page 13
firm character of the storage services herein provided or to reduce the term of this Contract. In the event that any regulatory body having jurisdiction over this Contract prohibits Company from collecting rates for the services provided hereunder which are at least equal to the rates and charges provided for in this Contract, then Company shall have the right to terminate this Contract. In the event that any regulatory body having jurisdiction requires Company to collect rates for services provided hereunder which are in excess of the rates herein provided, then Customer shall have the right to terminate this Contract.

                                   ARTICLE IX

                                  FORCE MAJEURE

         9.1 In the event of either party hereto being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Contract, other than to make payments hereunder (except as provided in section
9.3 below), the obligations of the party, as far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch. The party so affected by such event of force majeure shall give written notice, including reasonably full particulars of such force majeure, in writing or by telegraph to the other party as soon as possible but in no event more than ten (10) days after the occurrence of the cause so relied upon.

General Terms - Page 14

         9.2 The term "force majeure" as employed herein shall mean, without limitation, acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrection, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrest and restraints of governments and people, civil disturbances, explosions, breakage and/or accidents to machinery, lines or pipe, freezing of lines of pipe, inability to obtain or delay in obtaining rights-of-way, material, supplies, labor or permits, or refusal by pipelines, which are transporting on customer's behalf, to receive or deliver gas hereunder. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of any opposing party when such course is inadvisable in the discretion of the party having the difficulty. Company shall utilize all reasonable efforts to design, operate and maintain its facilities in a manner which minimizes the potential for freezing of wells or lines of pipe.

         9.3 In the event that Company is, due to an event of force majeure, as herein defined, unable to provide storage services, in whole or in part, under this Contract, then the obligation of Customer to make payment of demand charges hereunder shall thereafter be waived or reduced proportionately until service is again made available hereunder.

General Terms - Page 15

                                    ARTICLE X

                             DEFAULT AND TERMINATION

         10.1 If either party hereto shall fail to perform any of the covenants or obligations imposed upon it by virtue of this Contract (except where such failure shall be excused under any of the provisions hereof), then in such event the other party may, at its option, terminate this Contract by proceeding as follows: the party not in default shall cause a written notice to be served upon the party in default, stating specifically the cause for terminating this Contract and declaring it to be the intention of the party giving the notice to terminate the same; whereupon, the party in default shall have thirty (30) days after receipt of the aforesaid notice in which to remedy or remove the cause or causes of default stated in the notice of termination and if, within said period of thirty (30) days, the party in default does so remedy and remove said cause or causes, and fully indemnifies the party not in default, then such notice shall be nullified and this Contract shall continue in full force and effect. In the event the party in default does not so remedy and remove the cause or causes of default, or does not fully indemnify the party giving the notice for such party's actual damages as a result of such default within said period of thirty (30) days, then this Contract shall become null and void from and after the expiration of said period; provided, however, that if such default be remedied but no indemnification therefor has been made due to a bona fide dispute between the parties as to the amount thereof, then this Contract

General Terms - Page 16
shall not terminate, but the party not in default shall have the right to seek recovery of its actual damages as provided by law. Any termination for breach of this Contract shall be carried out strictly in accordance with this section. Nothing in this Section 10.1 shall be construed to limit in any way the remedies available to either party for breach of this Contract except for the right to terminate.

         10.2 Any cancellation of this Contract pursuant to the provisions of this Article X shall be without prejudice to the right of the party not in default to collect any amounts then due it and without waiver of any other remedy to which the party not in default may be entitled.

         10.3 In the event of termination, cancellation or expiration of this Contract and, upon such occurrence, there is gas in storage for Customer's account, this Contract shall continue in force and effect for the sole purpose of withdrawal and delivery of and payment for storage services of said gas for an additional ninety (90) days.

General Terms - Page 17

                                   EXHIBIT "B"
                         TO GAS STORAGE CONTRACT BETWEEN
                    HATTIESBURG INDUSTRIAL GAS SALES COMPANY
                       AND MISSISSIPPI VALLEY GAS COMPANY
                           EFFECTIVE FEBRUARY 21, 1990

                                                                                    Maximum Quantity
                        POINT(S) OF DELIVERY                                          (In MMBtu's)
                        --------------------                                        ----------------
Interconnection between the Storage                                                      10,000
Facilities and the pipeline facilities of Transco in Covington County,
Mississippi

Interconnection between the Storage                                                      10,000
Facilities and the pipeline facilities of Tennessee in Forrest County,
Mississippi

Gas may be scheduled for delivery at either or both of the Points of Delivery, in quantities up to the maximum quantities indicated for each such point, but the cumulative total of deliveries at both Points of Delivery shall not exceed the MDIQ stated in the Contract, unless otherwise agreed by Company.

                                                                                    Maximum Quantity
                    POINT (S) Of REDELIVERY                                           (In MMBtu's)
                    -----------------------                                         ----------------
Interconnection between the Storage                                                      20,000
Facilities and the pipeline facilities of Transco in Covington County,
Mississippi

Interconnection between the Storage                                                      20,000
Facilities and the pipeline facilities of Tennessee in Forrest County,
Mississippi

Gas may be scheduled for delivery at either or both of the Points of Redelivery, in quantities up to the maximum quantities indicated for each such point, but the cumulative total of deliveries at both Points of Redelivery shall not exceed the MDWQ stated in the Contract, unless otherwise agreed by Company.

                                                                 HATTIESBURG - B

                         100,000 SUBSCRIBED IN PHASE 1


                                  FIRM STANDBY

                              GAS STORAGE CONTRACT

                                 BY AND BETWEEN

                    HATTIESBURG INDUSTRIAL GAS SALES COMPANY

                                      AND

                         MISSISSIPPI VALLEY GAS COMPANY

                                    EFFECTIVE

                                FEBRUARY 21, 1990

                                     PART B*

* This Contract for 100,000 MQS ("Part B") is issued, together with a second contract for 200,000 MQS ("Part A"), in replacement of the original Firm Standby Gas Storage Contract for 300,000 MQS dated February 21, 1990.

                                TABLE OF CONTENTS

                        FIRM STANDBY GAS STORAGE CONTRACT

I.       ACQUISITION AND CONSTRUCTION...........................................   2
II.      GAS TO BE STORED AND DELIVERED.........................................   4
III.     SCHEDULING.............................................................   6
IV.      POINT(S) OF DELIVERY AND REDELIVERY....................................   8
V.       TERM ..................................................................   8
VI.      RATES .................................................................   9
VII.     NOTICES................................................................  13
VIII.    GENERAL TERMS AND CONDITIONS...........................................  15
IX.      ADDITIONAL STORAGE OPTION..............................................  15
X.       MISCELLANEOUS..........................................................  16

                                   Exhibit "A"
                          General Terms and Conditions

I.       DEFINITIONS............................................................   1
II.      QUALITY................................................................   3
III.     PRESSURE...............................................................   4
IV.      TITLE AND RISK OF LOSS.................................................   4
V.       MEASUREMENT............................................................   6
VI.      BILLINGS AND PAYMENTS .................................................   9
VII.     TAXES..................................................................  10
VIII.    REGULATORY BODIES......................................................  13
IX.      FORCE MAJEURE..........................................................  14
X.       DEFAULT AND TERMINATION................................................  16

                                   Exhibit "B"
                       Point(s) of Delivery and Redelivery

                              GAS STORAGE CONTRACT

         THIS GAS STORAGE CONTRACT (hereinafter referred to as the "Contract") is made effective as of the 21st day of February, 1990, by and between HATTIESBURG INDUSTRIAL GAS SALES COMPANY, a Delaware corporation, (f/k/a Endevco Industrial Gas Sales Company) (herein referred to as "Company"), operator of the Storage Facilities (as defined below) and managing general partner of the Hattiesburg Gas Storage Company, the owner of the said Storage Facilities, and MISSISSIPPI VALLEY GAS COMPANY, a Mississippi corporation (herein referred to as "Customer").

                              W I T N E S S E T H:

         WHEREAS, Company and Customer are parties to a "Precedent Agreement" dated October 13, 1989, wherein Company and Customer agreed, upon the satisfaction of certain conditions, to enter into this Contract; and

         WHEREAS, the conditions in the Precedent Agreement have been satisfied or waived; and

         WHEREAS, subject to the terms hereof, Company will acquire certain caverns located near Petal, Mississippi and develop such caverns into underground natural gas storage facilities (hereinafter referred to as the "Storage Facilities") initially having a usable storage capacity of approximately two billion cubic feet ("Phase I"), and which may, at Company's discretion, subsequently be expanded to a capacity of approximately five billion cubic feet of usable storage capacity ("Phase II"); and

         WHEREAS, Company will install and construct all facilities necessary to connect the Storage Facilities with the Point(s) of Delivery and Point(s) of Redelivery herein specified; and

         WHEREAS, Customer desires that Company receive, on a firm basis, at the Points of Delivery herein specified, certain quantities of gas from the pipeline facilities of Transcontinental Gas Pipe Line Corporation ("Transco") and/or Tennessee Gas Pipeline Company ("Tennessee") for the purpose of injecting and storing such gas for Customer or for its account in such Storage Facilities, and that Company redeliver such gas, on a firm basis, into the facilities of said pipeline companies, at the Points of Redelivery herein specified; and

         WHEREAS, Company desires to perform such services for Customer, all to be provided pursuant and subject to the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed by both parties hereto, Company and Customer hereby agree as follows:

                                    ARTICLE I

                          ACQUISITION AND CONSTRUCTION

         Within thirty (30) days after the execution hereof, Company shall endeavor to close its purchase of the Storage Facilities, on terms and conditions satisfactory to Company. Thereafter, Company shall commence the construction and development of the Storage Facilities and shall provide Customer written notice of the commencement of construction and the date upon which Company anticipates that such facilities will be operational. Upon completion of construction, including testing, as required by all applicable federal, state and/or applicable codes, and all other matters required for operation, Company shall provide Customer written notice that said facilities are fully operational and shall state in such notice a date upon which Company will be ready to receive gas for storage, which date shall be not less than thirty (30) days following such notice (such date to be hereinafter referred to as the "Commencement Date"). If the Commencement Date does not occur on or before December 1, 1990, or such later date as may be agreed upon, (subject to a day for day extension for delays caused by an event(s) of "force majeure" as herein defined and for each day after March 8, 1990 which expires prior to the date that Company receives executed Firm Storage Contracts covering at least 165,000 MMBtu of MDWQ, as herein defined), for any reason, including, without limitation, Company's inability to close its purchase of the Storage Facilities on terms acceptable to Company, then either party shall have the right to terminate this Contract, without further liability or obligation to the other party hereunder, by providing the other party thirty (30) days prior written notice. Notwithstanding the foregoing, in the event that Customer gives notice of termination in accordance with the above and, thereafter, Company provides written notice to Customer stating a Commencement Date which will occur prior to the expiration of such thirty (30) day period, then, Customer's notice of termination shall be void and of no further force or effect and this Contract shall continue in accordance with its terms, unless Company is unable to commence service on the Commencement Date stated in its notice.

                                   ARTICLE II

                         GAS TO BE STORED AND DELIVERED

         2.1 Subject to the terms and provisions of this Contract, Company agrees to reserve for service to Customer a portion of the Storage Facilities. The capacities so reserved for Customer shall be sufficient to enable Customer to inject gas into, withdraw gas from, and store gas in the Storage Facilities, in quantities up to the maximum quantities set forth below:

         (i) a maximum daily withdrawal quantity ("MDWQ") of 10,000 MMBtu per day;

         (ii) a maximum daily injection quantity ("MDIQ") of 5,000 MMBtu per day;

         (iii) a maximum capacity in the Storage Facilities ("MQS") equal to 100,000 MMBtu.

         2.2 Customer shall tender or cause to be tendered to Company at the Point(s) of Delivery any gas which Customer desires to have injected into storage hereunder. Customer shall also receive or cause to be received gas requested to be withdrawn from storage at the Point(s) of Redelivery upon tender for redelivery by Company.

         2.3 Subject to the operating conditions of the pipelines delivering or receiving gas for Customer's account, Company shall receive gas for injection from Customer at the Point(s) of Delivery and redeliver gas to Customer at the Point(s) of Redelivery as scheduled by Customer from time to time; provided that Company shall not be obligated to receive for injection any quantity of gas if the injection of the same would cause the quantity of gas stored in the Storage Facilities for Customer's account ("Customer's Gas Storage Inventory") to exceed Customer's MQS as stated above; nor shall Company be obligated at any time to deliver more gas to Customer than Customer has in its then-current Customer's Gas Storage Inventory.

         2.4 Company shall not be obligated to receive, at any Point of Delivery for injection, or to redeliver, at any Point of Redelivery, any quantity of gas when the quantity of gas tendered for delivery to Company or requested by Customer to be redelivered, together with all other volumes of gas tendered for delivery to Company at any such Point of Delivery, or requested for redelivery at such Point of Redelivery, is less than 5,000 MMBtu per day in the aggregate.

         2.5 In addition to the maximum daily rates of injection and withdrawal as specified above in Section 2.1, Company shall use its best efforts to accommodate requests of Customer to inject or withdraw gas at greater rates of flow and, at such Point(s) of Delivery or Point(s) or Redelivery in addition to those specified on Exhibit "B" annexed hereto, at such times as such additional capacities are not required for service to other firm, standby storage customers. Any such additional services shall be provided at the rates stated in Section 6.1(c) and 6.1(d), as may be amended by Section 6.1(e), only as capacities are available and on a pro-rata basis to other firm, standby storage customers, without obligation or liability for interruption by Company as to any withdrawals or injections in excess of the maximums reserved for Customer. Additional withdrawals and/or injections will be made only to the extent that Customer has gas in storage to be withdrawn, or unfilled capacity in the Storage Facilities reserved as part of Customer's MQS as stated herein.

                                   ARTICLE III

                                   SCHEDULING

         3.1 At any time during any day when Customer desires Company to receive and inject gas into, or to withdraw and deliver gas from, the Storage Facilities, Customer shall give verbal notice in accordance with Section 3.2 of this Article to Company's dispatcher, specifying the quantity of gas to be injected or withdrawn and the appropriate Points of Delivery or Points of Redelivery, as applicable. Customer shall make available and tender any gas to be injected hereunder and receive and accept delivery, upon tender by Company, any gas requested to be withdrawn from storage. The quantity of gas stored in the Storage Facilities for the account of Customer shall be increased or decreased upon injection or withdrawal of gas from storage, as applicable. Customer shall not (unless otherwise agreed by Company), on an hourly basis, tender for injection nor shall Company be obligated to receive gas for injection or to withdraw and deliver gas from storage, at rates of flow in excess of 1/24 of Customer's MDIQ or MDWQ, respectively.

         3.2 Customer shall notify Company at least eight (8) hours in advance of any requested change in the daily or hourly rate of flow for injections or withdrawals of gas hereunder. Company may waive any part of the eight (8) hour notice upon request if, in Company's reasonable judgement, operating conditions permit such waiver. Customer shall notify Company immediately of any circumstance which causes or will cause the deliveries to or receipts from Company to be different from those requested. Notices provided in this Article may be verbal, followed by a written confirmation delivered via telecopy, overnight mail, first class U.S. mail, or hand-delivery when such written confirmation is requested by either party. Customer shall provide notice of any changes in deliveries to or receipts from Company to all applicable transporting pipelines and shall be responsible for, and shall indemnify and hold Company harmless from, any and all liabilities and expenses resulting from Customer's failure to notify all applicable transporting pipelines of any such changes.

         3.3 In the event that an imbalance occurs on the pipeline to or from which such gas is delivered or received, which imbalance results from Company's failure to tender the quantities of gas scheduled for delivery from storage, or accept delivery of the quantities of gas scheduled for injection into storage and tendered for delivery by Customer, all in accordance with and subject to this Contract, Company shall reimburse Customer for any imbalance penalty due and rightfully owing to the pipeline receiving or delivering the gas at such Point(s) of Delivery or Point(s) of Redelivery, which was caused by Company's failure to accept or deliver gas. In the event that Company is unable to receive or deliver gas as required by this Contract and in accordance with the request of Customer as provided above, Company shall notify

Customer as soon as practicable following any failure to receive or tender such gas and, Customer shall, as soon as practicable following receipt of such notice, notify and change nominations and scheduling with all pipelines and other parties delivering or receiving gas to be delivered to or withdrawn from storage for Customer and be reasonably diligent in taking such further actions to prevent or minimize any imbalances from occurring. Customer and Company will diligently work to correct any imbalance so caused prior to the end of the applicable balancing period.

                                   ARTICLE IV

                       POINT(S) OF DELIVERY AND REDELIVERY

         4.1 The Point(s) of Delivery for all gas to be tendered by Customer to Company for injection into the Storage Facilities shall be as specified on Exhibit "B" attached hereto, and the maximum daily quantity of gas which Company is obligated to receive from Customer at each individual Point of Delivery shall not exceed the maximum stated thereon.

         4.2 The Point(s) of Redelivery for all gas to be tendered by Company to Customer for redelivery pursuant to the terms hereof shall be as specified on Exhibit "B", attached hereto, and the maximum quantities of gas which Company is obligated to redeliver to Customer at each such Point of Redelivery shall not exceed the maximum stated thereon.

                                    ARTICLE V

                                      TERM

         5.1 This Contract shall be effective as of the date set forth at the outset hereof and shall continue in full force and effect for a primary term of fifteen (15) years following the Commencement Date, as defined in Article I hereof, and year to year thereafter unless and until terminated effective at the end of such fifteenth (15th) year or any year thereafter by either party upon not less than thirty-six (36) months prior written notice.

         5.2 Upon expiration hereof, Company agrees that in the event that gas storage services are still being provided in the Storage Facilities by Company, or any assignee of Company as provided for herein, to other customers, then, Customer shall have the right and option to continue to receive storage services from Company, or such assignee of Company, pursuant to terms and conditions, and for rates and charges substantially similar to those being offered to said other customers by Company, or such assignee of Company, at the time of such expiration.

                                   ARTICLE VI

                                      RATES

         6.1 During the first ten (10) years following the Commencement Date, Customer shall pay to Company each month the following charges:


                  6.1(a)   A storage charge ("D (1)") of twenty and one-half
         cents ($0.205) multiplied by Customer's MQS amount specified in this Agreement; plus


                  6.1(b)   A deliverability charge ("D (2)") of fifty-eight
         cents ($0.58) multiplied by Customer's MDWQ amount; plus


                  6.1(c)   One cent ($0.01) for each MMBtu of gas received by
         Company for injection into storage hereunder and one cent

         ($0.01) for each MMBtu of gas redelivered by Company to Customer hereunder; plus

                  6.1(d)   Customer's pro-rata share of the cost of gas consumed
         in the operation of the Storage Facilities, such to be pro rated among all Customers based upon the quantities of gas injected and withdrawn by each Customer during each month. It is presently estimated that the total cost of gas to be consumed in the injection and withdrawal of gas into and from the Storage Facilities will initially total approximately three cents ($0.03) per MMBtu, in the aggregate; however, the parties agree that this cost may change from time to time and Customer shall continue to bear its pro rata share of such cost. Company shall endeavor to operate the Storage Facilities in an efficient manner so as to limit the gas consumed to that quantity reasonably required. Each month, Company shall provide Customer a statement showing its prorata share of such quantity and the cost of the gas consumed in the operation of Storage Facilities, along with the necessary supporting workpapers showing the total quantity and cost of gas so consumed and the proration calculations. Customer shall have the option, exercisable upon thirty (30) days prior written notice at any time during the term hereof, to thereafter (during the term hereof) supply its pro-rata share of gas consumed, as opposed to reimbursing Company in accordance herewith. In the event that Customer elects to provide its pro-rata share of the fuel used hereunder, then, following such election, Company shall establish and maintain an account (the "Fuel Account") with Customer. Initially, one and one-half percent (1 1/2%) of all gas delivered to Company at the Points of Delivery hereunder shall be retained by Company and credited to the Fuel Account. Customer shall not pay any injection, withdrawal or storage fee as to any volumes retained by Company. At the close of each month, Company shall debit the Fuel Account with Customer's pro-rata share of the fuel gas. From time to time during the term hereof, Company shall have the right, upon providing Customer ten (10) days' prior written notice, to adjust the quantity of gas to be retained by Company and credited to the Fuel Account in order to reflect actual quantities of gas consumed in the operation of the Storage Facilities and, to cause the Fuel Account to be as near to zero as is practicable on a monthly basis. Within thirty (30) days following the termination hereof, Company shall deliver gas to Customer, or Customer shall deliver gas to Company, as is necessary to cause the Fuel Account to equal zero. Company shall report the status of the Fuel Account as of the end of the previous month with each monthly statement. Customer shall have the right to deliver to Company the maximum capacities set forth in Section 2.1(iii) in addition to the gas delivered by Customer for credit to the Fuel Account.

         6.1(e)   The fees payable for each MMBtu of gas delivered to Company for injection and for each MMBtu of gas redelivered to Customer hereunder, as provided for in section 6.1(c), shall be subject to adjustment, upon application to and approval by the appropriate regulatory commission, to reflect increases or decreases in the cost of maintenance, supplies and other variable expenses incurred by Company in performing the services hereunder. Customer shall have the right to contest any increase sought hereunder before the appropriate regulatory commission. No such adjusted fee shall exceed, however: (i) the fee herein provided; multiplied by (ii) the sum of one (1) plus the percentage change in the Gross National Product Implicit Price Deflator (the "Index") for the December of the then-current calendar year as compared to such Index for December, 1990.

         6.2 Notwithstanding the above, in the event that Company elects to expand the Storage Facilities as referenced in section 9.1, the rates and charges payable hereunder during the remaining portion of the initial ten (10) years hereof shall be redetermined such that the sum of: (a) the D(1) storage charge, as provided in section 6.1(a); and (b) the D(2) deliverability charge, as provided in section 6.1(b); will be reduced such that the total reservation charges payable hereunder during each month shall not exceed eighty percent (80%) of the total reservation charges payable hereunder prior to such expansion and rate redetermination.

         6.3 The charges payable hereunder for the remainder of the term hereof following the tenth (10th) year (after the Commencement Date) may be redetermined by the appropriate regulatory body in accordance with this section
6.3. Company shall have the right, upon its election, or shall be obligated, upon request of Customer, to submit cost-of-service information to the appropriate regulatory authority for a review of the rates charged hereunder and to request a determination by such regulatory authority of a rate for the remaining term hereof. Customer shall have the right to take part in such proceedings and to contest the proposed rates to the full extent allowed. Company shall provide Customer not less than thirty (30) days prior written notice of Company's intent to file for a new rate as herein provided. In the event that the rates resulting from such redetermination are in excess of one hundred and ten percent (110%) of the rates specified in Section 6.1, then Customer shall have the right to terminate this Contract upon sixty (60) days' prior written notice; provided, however, that during such sixty (60) day period following the receipt of Customer's notice, Company shall have the option, without obligation, to agree to charge Customer rates which do not exceed one hundred and ten percent (110%) of the rates set forth in Section 6.1 and, in such event, this Contract shall continue for the remaining term. Company shall provide Customer written notice of any such election before the expiration of said sixty (60) day period and, shall therein specify the rate to be charged hereunder.

                                   ARTICLE VII

                                     NOTICES

         7.1 Whenever any notice, request, demand, statement or payment is required or permitted to be given under any provision of this Contract, unless expressly provided otherwise, such shall be in writing, signed by or on behalf of the person giving the same, and shall be deemed to have been given and received upon the actual receipt (including the receipt of a telecopy or facsimile of such notice) at the address of the parties as follows:

         Company:

         For Notices:       Hattiesburg Industrial Gas Sales Company
                            5950 Berkshire Lane
                            Suite 1400, L.B. 17
                            Dallas, Texas 75225

         Payments
         (Wire Transfer) :  Union Bank of California -- Los Angeles
                            ABA # 122000496
                            For Account of Hattiesburg Gas Storage Company Acct No. 0880411845

         Customer:          Mississippi Valley Gas Company
                            711 W. Capital Street
                            Jackson, Mississippi 39203

         7.2 Operating communications made by telephone or other mutually agreeable means shall be confirmed in writing or by telecopy within two (2) days following same if requested by either party. To facilitate such operating communications on a daily basis, lists of names, telephone and telecopy numbers of appropriate operating personnel shall be exchanged by and between Company and Customer before commencement of service under this Contract. Such lists shall be updated from time to time if changed.

         7.3 The addresses of the parties may be revised upon written notice given in accordance herewith, designating in such writing the new address of the party so affected.

                                  ARTICLE VIII

                          GENERAL TERMS AND CONDITIONS

         The General Terms and Conditions attached hereto as Exhibit "A" are hereby incorporated herein and made a part of this Contract as if fully set forth herein. Any conflict or inconsistency, either in construction or interpretation, between the terms hereof and the General Terms and Conditions attached hereto shall be resolved in favor of the terms hereof,

                                   ARTICLE IX

                           ADDITIONAL STORAGE OPTION

         9.1 Company anticipates that it may elect to expand the Storage Facilities at some time following initial storage operations. In the event that Company so elects to expand the Storage Facilities, Company hereby grants Customer an option on a pro rata portion of any increased capacities (for storage, withdrawal or injection) developed by Company in the Storage Facilities. Such proportionate share shall equal (i) the total additional capacity (for storage, withdrawal or injection) developed by Company in such Storage Facilities multiplied by (ii) a fraction, the numerator of which shall equal Customer's rights to such capacity hereunder (MQS, MDWQ or MDIQ) and the denominator of which shall equal the total storage capacity (for storage, withdrawal or injection) of the Storage Facilities immediately preceding such increase in capacity. Customer shall exercise its option, if at all, in accordance with section 9.2 below.

         9.2 In the event that Company makes the determination to increase any capacity (for storage, withdrawal or injection) at the Storage Facilities, Company shall so notify Customer in writing. Such notice shall contain the terms and conditions upon which Company will contract with other parties for such capacity(ies), which terms shall be similar to those provided in this Contract. For ninety (90) days following receipt of such notice, Customer shall have the right, without obligation, to contract for additional storage rights in the Storage Facilities upon the terms and conditions offered by Company and reflected in the notice or such other terms as may be agreed to by Customer and Company. Should Customer elect to contract for such additional rights, and provide Company with written notice of such election within such ninety (90) day period, Company shall provide Customer with formal contracts for execution. The failure of Customer to provide written notice to Company of its election to contract for such additional capacity rights within such ninety (90) day period, or the failure of Customer, following such election, to execute and return to Company the contract provided to Customer within thirty (30) days following Customer's receipt of same, shall be deemed a waiver of Customer's option on such capacity(ies).

                                   ARTICLE X

                                 MISCELLANEOUS

         10.1 Headings. The subject headings of the articles and sections of this Contract are intended for the sole purpose of convenient reference and are not intended, nor shall the same be construed, to be a part of this Contract or considered in any interpretation hereof.

         10.2 Amendment. Neither this Contract nor any provisions hereof may ever be amended, changed, modified or supplemented except by an agreement in writing, duly executed by the party to be charged with the same.

         10.3 Waiver. No failure by either party to enforce the performance of any obligation of the other party under this Contract shall operate as a waiver of such obligation or default, or as a waiver of any other right or default, whether of a like or different character.

         10.4 Choice of Law. As to all matters of construction and interpretation, this Contract shall be interpreted, construed and governed by the laws of the State of Texas.

         10.5 Succession. Either party may assign its rights, titles or interests hereunder to any individual, bank, trustee, company or corporation as security for any note, notes, bonds or other obligations or securities of such assignor, but not otherwise, without the written consent of the other party hereto, which consent shall not be unreasonably withheld. No assignment provided for hereunder shall in any way operate to enlarge, alter or change any obligation of the other party hereto nor shall the assignee be relieved of its obligations hereunder without the express written consent of the non-assigning party.

         10.6 Right of Examination. Both Company and Customer shall have the right to examine, at any reasonable time, the books, records, charts and any operating data of the other to the extent reasonably necessary to verify the accuracy of any statement, chart or computation made under or pursuant to the provisions of this Contract. All books, records and charts related to any statement, charge or computation made hereunder shall be retained and available for review or inspection for a period of two years.

         10.7 Entire Agreement. This Contract contains the entire agreement and understanding of the parties hereto and there are no agreements, understandings or representations, either oral or in writing, except as set forth herein. That certain Precedent Agreement, between Customer and Company, is hereby expressly superseded and terminated by the execution hereof.

         10.8 Authority. Company and Customer each hereby represents and warrants that it has the full right, power and authority to enter into this Contract, and that this Contract will not violate the provisions of any other contract or agreement to which it is a party.

         10.9 Reissuance of Original Contract. This Contract ("Part B"), and another Gas Storage Contract of even date herewith specifying a MQS of 200,000 ("Part A"), are issued in replacement of that certain Firm Standby Gas Storage Contract between Customer and Company dated February 21, 1990. The replacement of the former contract is effected for administrative purposes only, and shall be interpreted and construed for all purposes as merely a continuation of the original contract.

         IN WITNESS WHEREOF, the parties have executed this Contract in one or more copies or counterparts, each of which shall constitute and be an original of this Contract effective between the parties effective as of the date first-above written.

                                        COMPANY:

ATTEST:                                 HATTIESBURG INDUSTRIAL GAS SALES COMPANY

[ILLEGIBLE]                             By: [ILLEGIBLE]
---------------------------------           ------------------------------------
                                        Its: President

                                        CUSTOMER:

ATTEST:                                 MISSISSIPPI VALLEY GAS COMPANY

[ILLEGIBLE]                             By: -s- Warren K. Rogers
---------------------------------           ------------------------------------
                                        Its: Senior Vice President

                                   EXHIBIT "A"

                         TO GAS STORAGE CONTRACT BETWEEN
                    HATTIESBURG INDUSTRIAL GAS SALES COMPANY
                       AND MISSISSIPPI VALLEY GAS COMPANY
                          EFFECTIVE FEBRUARY 21, 1990

                          GENERAL TERMS AND CONDITIONS

         These General Terms and Conditions ("General Terms") are attached to and incorporated into the above-referenced GAS STORAGE CONTRACT between HATTIESBURG INDUSTRIAL GAS SALES COMPANY (herein referred to as "Company") and MISSISSIPPI VALLEY GAS COMPANY, a Mississippi corporation (herein referred to as "Customer").

                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Contract, unless expressly stated otherwise, the following definitions shall be applicable.

         1.1      The term "Btu" shall mean British Thermal Units.

         1.2 A "day" shall mean the twenty-four (24) hour period beginning at 7:00 a.m. Jackson, Mississippi time on each calendar day and ending at 7:00 a.m. Jackson, Mississippi time on the following calendar day.

         1.3 "Contract" shall mean the above-referenced Gas Storage Contract together with these General Terms and all other attachments hereto or thereto.

         1.4 The term "gas" shall mean natural gas in its natural state, produced from wells, including casinghead gas produced with crude oil, natural gas from gas wells and residue gas resulting from processing both casinghead gas and gas well gas.

General Terms - Page 1

         1.5 The term "Mcf" shall mean one thousand (1,000) cubic feet at a pressure of fifteen and twenty-five thousandths (15.025) psia and at a temperature of sixty degrees (60 degrees) Fahrenheit.

         1.6      The term "MMBtu" shall mean 1,000,000 Btu.

         1.7 A "month" shall mean that period of time beginning at 7:00 a.m. Jackson, Mississippi time on the first day of a calendar month and ending at 7:00 a.m. Jackson, Mississippi time on the first day of the following calendar month; provided, that, the first month hereunder shall commence on the first day of the calendar month in which the Commencement Date occurs, and the last month hereunder shall end on the date that this Contract terminates.

         1.8 "Point(s) of Delivery" shall mean the point or points, as identified on Exhibit "B" of the Contract, at which gas is received by Company for injection into storage.

         1.9 "Point(s) of Redelivery" shall mean the point or points, as identified on Exhibit "B" of the Contract, at which gas is tendered by Company to Customer for delivery from storage.

         1.10     The term "psia" shall mean pounds per square inch absolute.

         1.11     The term "psig" shall mean pounds per square inch gauge.

         1.12 "Storage Facilities" shall be as defined in the "WHEREAS" clauses of the Contract.

         1.13 The term "year" shall mean a period of twelve (12) consecutive months.

General Terms - Page 2

                                   ARTICLE II

                                     QUALITY

         The gas delivered by either party to the other hereunder shall meet the quality specifications of the transporting pipeline which receives or delivers such gas at the Point(s) of Delivery or Redelivery and shall, in addition, be of such quality that it shall meet the following specifications, if such standards are more stringent:

         a. Be commercially free of dust, gum, gum-forming constituents, gasoline, and other solid and/or liquid matter, including but not limited to water, gas treating chemicals and well completion fluids and debris, which may become separated from the gas during transportation thereof.

         b. Contain not more than one quarter (1/4) grain of hydrogen sulphide per one hundred (100) cubic feet, as determined by the cadmium sulfate quantitative test, nor more than nine (9) grains of total sulfur per one hundred (100) cubic feet.

         c. The gas delivered hereunder shall not contain more than two-tenths of one percent (0.2%) by volume of oxygen, and shall not contain more than two percent (2%) by volume of carbon dioxide; and shall not contain more than two percent (2%) by volume of nitrogen.

         d.       Have a heating value of not less than nine hundred eighty
                  (980) Btu's per cubic feet.

General Terms - Page 3

         e. Have a temperature of not more than one hundred twenty degrees Fahrenheit (120 degrees F), nor less than forty degrees Fahrenheit (40 degrees F).

         f. Have been dehydrated by any method other than the use of a calcium chloride as desiccant, for removal of entrained water in excess of seven (7) pounds of water per million (1,000,000) cubic feet of gas.

                                   ARTICLE III

                                    PRESSURE

         Company shall deliver gas to Customer from storage hereunder at pressures sufficient to enter the transporting pipeline's facilities at the Point(s) of Redelivery against the operating pressures maintained in such pipeline from time to time, provided that Company shall not be required to deliver gas at pressures in excess of 960 psig. Customer shall deliver gas to Company for injection at the Point(s) of Delivery at the pressures as may be available from time to time in the transporting pipeline's facilities at such points, but in no event shall such pressures be less than 550 psig or greater than Company's maximum allowable operating pressure.

                                   ARTICLE IV

                             TITLE AND RISK OF LOSS

         4.1 Title to the natural gas stored by Company and delivered to Customer hereunder shall, at all times, be in Customer and, except as provided in Section 4.2 Company makes no warranty of title whatsoever. Customer warrants for itself, its successors and

General Terms - Page 4
assigns, that it will have at the time of delivery of gas storage hereunder good title or valid right to deliver such stored hereunder. Customer warrants for itself, its successors and assigns, that the gas it delivers hereunder shall be free and clear of all liens, encumbrances, or claims whatsoever; and that it shall indemnify Company and save it harmless from all claims, actions, damages, costs and expenses arising directly or indirectly from or with respect to the title to gas tendered to Company hereunder.

         4.2 Company warrants that it shall neither cause nor allow any cloud or encumbrance of any nature to arise by, through or under Company with respect to Customer's title to any gas tendered to Company for storage, and agrees to redeliver such gas pursuant to this Contract free from all liens and adverse claims arising by, through or under Company, and that it will indemnify, defend, protect, and save Customer harmless from all claims, suits, actions, damages, costs and expenses arising directly or indirectly from the same.

         4.3 As between Customer and Company: Customer shall be in control and possession of the gas prior to delivery to Company for injection at the Point(s) of Delivery and after redelivery by Company to Customer at the Point(s) of Redelivery, and, shall indemnify, defend and hold Company harmless from any damage or injury caused thereby except for damages and injuries caused by the negligence of Company; and, Company shall be in control and possession of the gas after the receipt of the same for injection at the Point(s) of Delivery and until redelivery by Company to

General Terms - Page 5

Customer at the Point(s) of Redelivery, and, shall indemnify, defend and hold Customer harmless from any damage or injury caused thereby, except for damages and injuries caused by the negligence of Customer. The risk of loss for all gas injected into, stored in and withdrawn from the Storage Facilities shall be and remain with the party having control and possession of the gas as herein provided.

                                    ARTICLE V

                                   MEASUREMENT

         5.1 The unit of volume for measurement of gas delivered hereunder shall be one (1) cubic foot of gas at a base temperature of sixty degrees Fahrenheit (60 degrees F) and at an absolute pressure of fifteen and twenty-five thousandths (15.025) pounds per square inch. All fundamental constants, observations, records, and procedures involved in determining and/or verifying the quantity and other characteristics of gas delivered hereunder shall, unless otherwise specified herein, be in accordance with the standards prescribed in American Gas Association ("A.G.A.") Gas Measurement Committee Report No. 3, as now and from time to time amended or supplemented. All measurements of gas shall be determined by calculation into terms of such unit. All quantities given herein, unless expressly stated otherwise, are in terms of such unit. Notwithstanding the foregoing, it is agreed that, for all purposes, the Btu content of the gas received and delivered by Company hereunder shall be measured on an "as delivered" basis rather than a fully saturated or "wet" basis.

General Terms - Page 6

         5.2 Company, at its sole expense, shall install, maintain and operate, or cause to be installed, maintained and operated, the measurement facilities required hereunder. Said measurement facilities shall be so equipped with orifice meters, recording gauges, or other types of meters of standard make and design commonly acceptable in the industry, as to accomplish the accurate measurement of gas delivered hereunder. The changing of charts, calibrating and adjustment of meters shall be done by Company or its agent.

         5.3 The accuracy of Company's measuring equipment shall be verified by Company at least once in each thirty (30) day period. If either party desires a special test of any measuring equipment, it will promptly notify the other party and the parties shall then cooperate to secure a prompt verification of the accuracy of such equipment. The expenses of any such special test, if requested by Customer, shall be borne by Customer if the measuring equipment tested is found to be accurate within the limit of plus or minus two percent (2%) of error. For the purposes of measurement and meter calibration, the atmospheric pressure shall be assumed to be fourteen and seventy-three hundredths (14.73) pounds per square inch, irrespective of variations in natural atmospheric pressure from time to time. Company and Customer, upon request, shall have the right to be present at any test of any measuring equipment, including any check measuring equipment installed by Customer at its sole expense.

General Terms - Page 7

         5.4 If upon testing, the metering equipment is found to be inaccurate, in the aggregate, by two percent (2%) or more, either plus or minus, registration thereof and any payment based upon such registration shall be corrected at the rate of such inaccuracy for any period of inaccuracy which is definitely known or agreed upon, or if not known or agreed upon, then for a period extending back one-half (1/2) of the time elapsed since the day of the last calibration, not exceeding, however, forty-five (45) days. Following any test, any metering equipment found to be inaccurate to any degree shall be adjusted immediately to measure accurately; however, if any inaccuracy is less than two percent (2%), all prior readings and measurements shall be deemed to be accurate and no adjustments to any prior reading shall be made. If, for any reason, any meter is registering inaccurately or is out of service or out of repair so that the quantity of gas delivered through such meter cannot be ascertained or computed from the readings thereof, the quantity of gas so delivered during such period shall be estimated and agreed upon by the parties hereto upon the basis of the best available data determined,

         a. by using the registration of any check measuring equipment, if installed and registering accurately or in the absence of (a);

         b. by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation, or in the absence of both (a) and (b);

General Terms - Page 8

         c. by estimating the quantity of gas deliveries by deliveries during preceding periods under similar conditions when the meter was registering accurately.

         5.5 The measurement hereunder shall be corrected for deviation from Boyle's Law at the pressure and temperature under which gas is delivered hereunder.

                                   ARTICLE VI

                             BILLINGS AND PAYMENTS

         6.1 On or before the first (1st) day of each month, Company shall render to Customer an invoice for the storage charge (D(1)) and the deliverability charge (D(2)) due hereunder for such month. Customer shall pay such invoiced amounts on or before the fifteenth (15th) day of the month for which such charges are due.

         6.2 On the tenth (10th) day of each month, Company shall render to Customer a statement for the preceding month properly identifying the applicable Point(s) of Delivery and Point(s) of Redelivery and showing the total quantity of gas received from and delivered to Customer hereunder, the amounts due pursuant to Sections 6.1(c) and 6.1(d) of the Gas Storage Contract therefor, the amount of Customer's gas in storage as of the close of such month, and information sufficient to explain and support any adjustments made by Company (in accordance with section 6.4 below) in determining the amount billed. Customer shall pay Company the full amount reflected on the statements rendered within fifteen (15) days of its receipt of same. If the fifteenth (15th) day shall fall upon a weekend or legal holiday, then such payment shall

General Terms - Page 9
be made on the first regular business day following such fifteenth (15th) day.

         6.3 In the event that Customer fails to pay any amounts when due, interest shall accrue on all unpaid amounts from the date due until paid at a rate of interest equal to the lesser of: (i) the rate of interest quoted as the "prime rate" of NCNB Texas National Bank -- Dallas, Texas to its largest and most credit-worthy commercial customers; or (ii) the highest legal rate of interest allowed by law.

         6.4 In the event an error is discovered in the amount billed in any statement rendered by Company, such error shall be adjusted within thirty
(30) days of the discovery of the error. In the event a dispute arises as to the amount payable in any statement rendered, Customer shall pay the amount shown payable to Company in the statement which is not in dispute. Any overcharges collected by Company pursuant to this section 6.4 shall be remitted to Customer, with interest, calculated as provided in section 6.3, from the date such overcharges are received by Company until repaid. Such payment shall not be deemed to be a waiver of the right by Customer to recoup any overpayment. All statements shall be considered final, and any and all objections thereto be deemed waived, unless made in writing within twenty-four (24) months of Customer's receipt thereof.

General Terms - Page 10

                                   ARTICLE VII

                                      TAXES

         7.1 Subject to the provisions of Section 7.3, Customer agrees to pay to Company, by way of reimbursement, within fifteen (15) days of receipt of an invoice for same (pro-rated among all customers), all new taxes enacted and levied or imposed upon Company after the Commencement Date and, any increases in existing taxes which may be made effective after the Commencement Date, which arise out of the gas storage services provided hereunder. In the event that any additional taxes or increases in taxes are imposed with respect to the storage of gas hereunder and, should Company elect not to challenge the same, then Customer shall be subrogated to Company's rights to challenge same.

         7.2 The term "taxes" as used herein, shall mean all taxes which are now in existence or which may in the future be levied upon Company, or its facilities or the storage of gas hereunder and arising out of the gas storage services to be provided hereunder including, but not limited to, street and alley rental tax, licenses, fees and any other taxes, charges or fees of any kind levied, assessed or made by any governmental authority on the act, right or privilege of transporting, handling or delivering gas or using Company's Storage Facilities, which is measured by the volume, heating value, value of the gas, or any fee in respect to the gas or the storage, transportation or other handling thereof (excluding, however, real property, ad valorem, capital stock, income or excess profit taxes, or general franchise taxes imposed

General Terms - Page 11
on corporations on account of their corporate existence or on their right to do business within the state as a foreign corporation and similar taxes).

         7.3 Customer shall not be obligated to reimburse Company pursuant to Section 7.1 in any year in an amount in excess of five percent (5%) of the cumulative total of the monthly demand charges paid by Customer to Company in such year. In the event that the total of the increases in taxes and additional taxes exceed such five percent (5%) amount, then Company shall have the option of paying the same or of seeking a determination from the appropriate regulatory agency that such additional taxes or increases in taxes are prudent and appropriate for inclusion in Company's rates. Subject to the following provisions, in the event that such regulatory agency determines that such additional and increased taxes including, without limitation, those in excess of said five percent (5%) amount, are appropriate for inclusion, Customer shall have the option of either paying such approved rate increases or terminating this Contract, upon providing Company sixty days' prior written notice; provided, however, that upon receipt of Customer's notice of termination, Company shall have the option, without obligation, to charge Customer an increased amount which does not exceed such five percent (5%) amount and, in such event, Customer's notice of termination shall be of no force or effect and this Contract shall continue in accordance with its terms. Company shall provide Customer written notice of any such election within such sixty (60) day period. Customer shall be given notice and

General Terms - Page 12
shall have the right to participate in such rate determination and oppose the appropriateness of including the additional or increased taxes in Company's rates.

                                  ARTICLE VIII

                               REGULATORY BODIES

         This Contract is subject to all present and future valid laws and lawful orders of all regulatory bodies now or hereafter having jurisdiction of either or both the parties; and should either of the parties, by force of any such law or regulation imposed at any time during the term of this Contract, be rendered unable, wholly or in part, to carry out its obligations under this Contract, other than Customer's obligation to make payments due hereunder then, this Contract shall continue nevertheless and shall then be deemed modified to conform with the requirements of such law or regulation. Notwithstanding the above, this Contract shall not be deemed to be so modified if such law or regulation substantially and materially prohibits Company from providing services to Customer hereunder substantially in accordance with the terms set forth in this Contract and, in such event, Company and Customer shall negotiate in good faith to amend the terms of this Contract such that such law or regulation may be complied with and both Company and Customer will continue to receive the rights and benefits herein provided. This Contract is expressly made subject to any and all tariff and other filings made by Company and approved by any federal or state regulatory body provided, that Company will not, without Customer's consent, seek to alter the

General Terms - Page 13
Rev. 022790
firm character of the storage services herein provided or to reduce the term of this Contract. In the event that any regulatory body having jurisdiction over this Contract prohibits Company from collecting rates for the services provided hereunder which are at least equal to the rates and charges provided for in this Contract, then Company shall have the right to terminate this Contract. In the event that any regulatory body having jurisdiction requires Company to collect rates for services provided hereunder which are in excess of the rates herein provided, then Customer shall have the right to terminate this Contract.

                                   ARTICLE IX

                                  FORCE MAJEURE

         9.1 In the event of either party hereto being rendered unable, wholly or in part, by force majeure to carry out its obligations under this Contract, other than to make payments hereunder (except as provided in section
9.3 below), the obligations of the party, as far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall as far as possible be remedied with all reasonable dispatch. The party so affected by such event of force majeure shall give written notice, including reasonably full particulars of such force majeure, in writing or by telegraph to the other party as soon as possible but in no event more than ten (10) days after the occurrence of the cause so relied upon.

General Terms - Page 14
Rev. 022790

         9.2 The term "force majeure" as employed herein shall mean, without limitation, acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrection, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrest and restraints of governments and people, civil disturbances, explosions, breakage and/or accidents to machinery, lines or pipe, freezing of lines of pipe, inability to obtain or delay in obtaining rights-of-way, material, supplies, labor or permits, or refusal by pipelines, which are transporting on Customer's behalf, to receive or deliver gas hereunder. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirements that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of any opposing party when such course is inadvisable in the discretion of the party having the difficulty. Company shall utilize all reasonable efforts to design, operate and maintain its facilities in a manner which minimizes the potential for freezing of wells or lines of pipe.

         9.3 In the event that Company is, due to an event of force majeure, as herein defined, unable to provide storage services, in whole or in part, under this Contract, then the obligation of Customer to make payment of demand charges hereunder shall thereafter be waived or reduced proportionately until service is again made available hereunder.

General Terms - Page 15
Rev. 022790

                                    ARTICLE X

                             DEFAULT AND TERMINATION

         10.1 If either party hereto shall fail to perform any of the covenants or obligations imposed upon it by virtue of this Contract (except where such failure shall be excused under any of the provisions hereof), then in such event the other party may, at its option, terminate this Contract by proceeding as follows: the party not in default shall cause a written notice to be served upon the party in default, stating specifically the cause for terminating this Contract and declaring it to be the intention of the party giving the notice to terminate the same; whereupon, the party in default shall have thirty (30) days after receipt of the aforesaid notice in which to remedy or remove the cause or causes of default stated in the notice of termination and if, within said period of thirty (30) days, the party in default does so remedy and remove said cause or causes, and fully indemnifies the party not in default, then such notice shall be nullified and this Contract shall continue in full force and effect. In the event the party in default does not so remedy and remove the cause or causes of default, or does not fully indemnify the party giving the notice for such party's actual damages as a result of such default within said period of thirty (30) days, then this Contract shall become null and void from and after the expiration of said period; provided, however, that if such default be remedied but no indemnification therefor has been made due to a bona fide dispute between the parties as to the amount thereof, then this Contract

General Terms - Page 16
Rev. 027790
shall not terminate, but the party not in default shall have the right to seek recovery of its actual damages as provided by law. Any termination for breach of this Contract shall be carried out strictly in accordance with this section. Nothing in this Section 10.1 shall be construed to limit in any way the remedies available to either party for breach of this Contract except for the right to terminate.

         10.2 Any cancellation of this Contract pursuant to the provisions of this Article X shall be without prejudice to the right of the party not in default to collect any amounts then due it and without waiver of any other remedy to which the party not in default may be entitled.

         10.3 In the event of termination, cancellation or expiration of this Contract and, upon such occurrence, there is gas in storage for Customer's account, this Contract shall continue in force and effect for the sole purpose of withdrawal and delivery of and payment for storage services of said gas for an additional ninety (90) days.

General Terms - Page 17
Rev. 021790

                                   EXHIBIT "B"
                         TO GAS STORAGE CONTRACT BETWEEN
                    HATTIESBURG INDUSTRIAL GAS SALES COMPANY
                       AND MISSISSIPPI VALLEY GAS COMPANY
                           EFFECTIVE FEBRUARY 21, 1990

                                                                Maximum Quantity
POINT(S) OF DELIVERY                                              (In MMBtu's)
--------------------                                            ----------------
Interconnection between the Storage Facilities and the               5,000
pipeline facilities of Transco in Covington County,
Mississippi

Interconnection between the Storage Facilities and the               5,000
pipeline facilities of Tennessee in Forrest County,
Mississippi

Gas may be scheduled for delivery at either or both of the Points of Delivery, in quantities up to the maximum quantities indicated for each such point, but the cumulative total of deliveries at both Points of Delivery shall not exceed the MDIQ stated in the Contract, unless otherwise agreed by Company.

                                                                Maximum Quantity
POINT(S) of REDELIVERY                                            (In MMBtu's)
----------------------                                          ----------------
Interconnection between the Storage Facilities and the               10,000
pipeline facilities of Transco in Covington County,
Mississippi

Interconnection between the Storage Facilities and the               10,000
pipeline facilities of Tennessee in Forrest County,
Mississippi

Gas may be scheduled for delivery at either or both of the Points of Redelivery, in quantities up to the maximum quantities indicated for each such point, but the cumulative total of deliveries at both Points of Redelivery shall not exceed the MDWQ stated in the Contract, unless otherwise agreed by Company.